Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Industries Announces Fourth Quarter and

Fiscal 2018 Operating Results

July 18, 2018	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) today announced its operating results for the fourth quarter and fiscal year ended May 31, 2018. Results for the quarter and fiscal year ended May 31, 2018 reflect the Company’s on-going initiatives to (1) focus on the Company’s core products and businesses and (2) grow each of those businesses while evaluating the best strategy for each of the product lines.

Fourth Quarter and Fiscal 2018 Highlights:

•	Net income was $225,936 for the quarter ended May 31, 2018 and $210,639 for Fiscal 2018;

•	Fully diluted EPS was $0.06 for both the quarter and fiscal year ended May 31, 2018;

•	Gross margin increased to 42.6% for the fourth quarter and 43.7% for Fiscal 2018;

•	Balancer segment sales were in excess of $2 million for the fifth consecutive quarter;

•	Record monitoring revenues in our Xact product line were achieved for both the fourth quarter and Fiscal 2018, and;

•	Rights Offering was successfully completed in December 2017, which provided the Company net cash proceeds of $2,386,029.

Summary data for the three months and fiscal years ended May 31, 2018 and 2017:

	Three Months Ended May 31,
	2018	2017	Change ($)	Change (%)
Total net sales	$3,794,677	$3,650,428	$144,249	4.0%
Balancer segment	2,587,776	2,274,277	313,499	13.8%
Measurement segment	1,206,901	1,376,151	(169,250)	-12.3%
Gross margin	42.6%	34.6%
Operating expenses	$1,377,430	$1,684,783	(307,353)	-18.2%
Net income (loss)	$225,936	$(433,932)	659,868
Net income (loss) per fully diluted share	$0.06	$(0.14)

	Fiscal Years Ended May 31,
	2018	2017	Change ($)	Change (%)
Total net sales	$13,888,063	$12,397,643	$1,490,420	12.0%
Balancer segment	9,026,830	7,082,474	1,944,356	27.5%
Measurement segment	4,861,233	5,315,169	(453,936)	-8.5%
Gross margin	43.7%	39.4%
Operating expenses	$5,909,942	$5,874,491	35,451	0.6%
Net income (loss)	$210,639	$(1,073,364)	1,284,003
Net income (loss) per fully diluted share	$0.06	$(0.36)

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

“We began the year focused on increasing sales, margins and income, which we accomplished in Fiscal 2018,” commented David W. Case, President and CEO of Schmitt Industries. “With the successful completion of the Rights Offering in December 2017, the Company was able to invest in inventory which has allowed us the flexibility to ramp up manufacturing to satisfy increasing demands. We are encouraged that Balancer sales are once again in excess of the $2 million mark for the fifth consecutive quarter and that Xact monitoring revenues are at an all time high for the quarter and fiscal year. The Company’s operating and strategic initiatives are on-going and include the evaluation of strategies for each of the product lines,” Case added.

About Schmitt Industries

Schmitt Industries, Inc. (the Company) designs, manufactures and sells high precision test and measurement products for two main business segments: the Balancer Segment and the Measurement Segment. For the Balancer Segment, the Company designs, manufactures and sells computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry, particularly for grinding machines. The Company also provides sales and service for Europe and Asia through its wholly owned subsidiary, Schmitt Europe Limited (SEL), located in Coventry, England and through its sales representative office located in Shanghai, China. For the Measurement Segment, the Company has two core product lines: the Acuity® product line, which consists of sales of laser and white light sensor distance measurement and dimensional sizing products; and the Xact® product line, which consists of sales of remote tank monitoring products that measure the fill levels of tanks holding propane, diesel and other tank-based liquids and revenues from the related monitoring services associated with the transmission of data from the tanks to a secure web site.

FORWARD-LOOKING STATEMENTS

Certain statements in this release, including but not limited to remarks by David W. Case, are “forward-looking statements.” These statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, general economic conditions and global financial concerns, the volatility of the Company’s primary markets, the ability to develop new products to satisfy changes in consumer demands, the intensity of competition, increased pricing pressure from both competitors and customers, the effect on production time and overall costs of products if any of our primary suppliers are lost or if a primary supplier increases the prices of raw materials or components, the ability to ramp up manufacturing to satisfy increasing demand, maintenance of a significant investment in inventories in anticipation of future sales, existing cash levels which may not be sufficient to fund future growth, fluctuations in quarterly and annual operating results, risks associated with operating a global business including risks from international sales, changes in foreign import tariffs and currency fluctuations including the United Kingdom’s likely exit from the European Union, ability to reduce operating costs if sales decline, attracting and retaining key management and qualified technical and sales personnel, changes in effective tax rates, the increased costs due to changes in securities laws and regulations, and protection of intellectual property rights.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Ann M. Ferguson, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	May 31, 2018	May 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$2,053,181	$867,607
Restricted cash	58,352	—
Accounts receivable, net	2,047,032	2,344,373
Inventories	5,710,888	4,204,723
Prepaid expenses	148,924	115,756
Income taxes receivable	—	7,310

	10,018,377	7,539,769

Property and equipment, net	770,915	865,224

Other assets
Intangible assets, net	496,768	601,351

TOTAL ASSETS	$11,286,060	$9,006,344

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,024,256	$1,101,066
Accrued commissions	194,797	300,234
Accrued payroll liabilities	188,568	360,239
Other accrued liabilities	358,790	267,418
Income taxes payable	3,993	—

Total current liabilities	1,770,404	2,028,957

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 3,994,545 shares issued and outstanding at May 31, 2018 and 2,995,910 shares issued and outstanding at May 31, 2017	13,085,652	10,649,287
Accumulated other comprehensive loss	(536,307)	(427,572)
Accumulated deficit	(3,033,689)	(3,244,328)

Total stockholders’ equity	9,515,656	6,977,387

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,286,060	$9,006,344

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND FISCAL YEARS ENDED MAY 31, 2018 AND 2017

(UNAUDITED)

	Three Months Ended May 31,		Fiscal Years Ended May 31,
	2018	2017	2018	2017
Net sales	$3,794,677	$3,650,428	$13,888,063	$12,397,643
Cost of sales	2,177,377	2,387,322	7,822,749	7,511,836

Gross profit	1,617,300	1,263,106	6,065,314	4,885,807

Operating expenses:
General, administration and sales	1,303,120	1,617,454	5,582,625	5,618,327
Research and development	74,310	67,329	327,317	256,164

Total operating expenses	1,377,430	1,684,783	5,909,942	5,874,491

Operating loss	239,870	(421,677)	155,372	(988,684)
Other income (expense), net	(7,254)	(5,618)	81,182	(56,671)

Income (loss) before income taxes	232,616	(427,295)	236,554	(1,045,355)
Provision for income taxes	6,680	6,637	25,915	28,009

Net income (loss)	$225,936	$(433,932)	$210,639	$(1,073,364)

Net income (loss) per common share, basic	$0.06	$(0.14)	$0.06	$(0.36)

Weighted average number of common shares, basic	3,994,545	2,995,910	3,422,724	2,995,910

Net income (loss) per common share, diluted	$0.06	$(0.14)	$0.06	$(0.36)

Weighted average number of common shares, diluted	4,041,797	2,995,910	3,460,339	2,995,910